Exhibit 10.I

MENTOR GRAPHICS CORPORATION

FIRST AMENDMENT

TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of October 21, 2003 and entered into by and among Mentor Graphics Corporation, an Oregon corporation (the “Company”), the financial institutions listed on the signature pages hereof (the “Banks”) and Bank of America, N.A., as administrative agent for the Banks (“Agent”), and is made with reference to that certain Credit Agreement dated as of July 14, 2003 (the “Credit Agreement”), by and among the Company, the Banks, Key Corporate Capital, Inc., as documentation agent, Fleet National Bank, as syndication agent and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS the Company has requested a change in the minimum tangible net worth covenant set forth in Section 7.14(b) of the Credit Agreement; and

WHEREAS, for this and other purposes, the Company has requested that the Majority Banks agree to certain amendments to the Credit Agreement as set forth below and the Majority Banks have agreed to such request, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1	Amendments to Article VII: Negative Covenants

Section 7.14(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(b) Minimum Tangible Net Worth. The Company shall not as of the end of any calendar quarter permit Consolidated Tangible Net Worth to be less than the sum of (i) negative $25,479,000, plus (ii) for each calendar quarter commencing with the calendar quarter ending June 30, 2003 (to the extent Consolidated Net Income for any such calendar quarter is positive) (A) with respect to any calendar quarter for which the Company’s

Consolidated Tangible Net Worth is less than $60,000,000, 75% of Consolidated Net Income for such calendar quarter, and (B) with respect to any calendar quarter for which the Company’s Consolidated Tangible Net Worth is equal to or greater than $60,000,000, 65% of Consolidated Net Income for such calendar quarter, plus (iii) 100% of the amortization of intangible assets for each calendar quarter commencing with the calendar quarter ending June 30, 2003, plus (iv) 100% of the Net Issuance Proceeds of any new equity issued by the Company after March 31, 2003 (excluding (A) equity issued under employee stock option or purchase plans and (B) equity issued to finance an Acquisition, provided that such amount is in fact applied to transaction costs relating to such Acquisition and such Acquisition is consummated no later than 120 days after the date of such issuance), minus (v) goodwill and other intangibles arising during such calendar quarter from Acquisitions permitted pursuant to Section 7.04, provided that (A) the aggregate amount of such goodwill and other intangibles excluded under this clause (v) in connection with any Acquisition shall be the product of (1) the Net Cash Consideration given in respect of such Acquisition divided by the total fair market value of all cash and non-cash consideration given in respect of such Acquisition multiplied by (2) the aggregate amount of all goodwill and other intangibles acquired in such Acquisition, and (B) the aggregate amount of all such goodwill and other intangibles excluded under this clause (v) in any calendar year shall in no case exceed the amount of Net Cash Consideration permitted to be given in respect of Acquisitions in such calendar year under Section 7.04(d)(i), minus (vi) without duplication, the lesser of (A) the actual goodwill and other intangibles recorded during the calendar quarter ended June 30, 2003 with respect to Acquisitions and (B) $12,000,000.”

1.2	Substitution of Exhibit C: Form of Compliance Certificate

Exhibit C to the Credit Agreement is hereby amended by deleting said Exhibit C in its entirety and substituting in place thereof a new Exhibit C in the form of Exhibit C to this Amendment.

Section 2. CONDITIONS TO EFFECTIVENESS

Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. On or before the First Amendment Effective Date, the Company shall deliver to the Agent (with sufficient originally executed copies, where appropriate, for each Bank and its counsel) executed copies of this Amendment.

B. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent and its counsel shall be satisfactory in form and substance to the Agent and such counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

2

C. The Company shall have paid to the Agent a non-refundable amendment fee for the benefit of each Bank that executes this Amendment by the close of business on October 21, 2003 in an amount equal to 0.05% of each such Bank’s Commitment, and any other fees referenced in Section 4B hereof (to the extent invoiced).

Section 3. COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce the Banks to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Company represents and warrants to each Bank that the following statements are true, correct and complete:

A. Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Company.

C. No Conflict. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not (i) contravene the terms of any of the Company’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject, or (iii) violate any Requirement of Law, except, in each case referred to in the foregoing clauses (ii) and (iii), where the conflict, breach, contravention, creation or violation is not reasonably expected to have a Material Adverse Effect.

D. Governmental Consents. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority.

E. Binding Obligation. This Amendment has been duly executed and delivered by the Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Article V of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date,

3

except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; provided that, if a representation and warranty is generally qualified as to materiality, with respect to such representation and warranty the applicable materiality qualifier set forth above shall be disregarded for purposes of this provision.

G. Absence of Default. No Default or Event of Default exists or shall result from this Amendment.

Section 4. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Bank under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. The Company acknowledges that all costs, fees and expenses as described in Section 10.04 of the Credit Agreement incurred by the Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Company.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which

4

when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by the Company and Majority Banks and receipt by the Company and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[Remainder of page intentionally left blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MENTOR GRAPHICS CORPORATION

By:	/s/ Dennis Weldon

Name:	Dennis Weldon
Title:	Treasurer

and

By:	/s/ Dean Freed

Name:	Dean Freed
Title:	Vice President and General Counsel

BANK OF AMERICA, N.A., as Agent and as a Bank

By:	/s/ Kevin McMahaon

Name:	Kevin McMahaon
Title:	Managing Director

FLEET NATIONAL BANK

By:	/s/ Joan Kiekhaefer

Name:	Joan Kiekhaefer
Title:	Managing Director

KEY CORPORATE CAPITAL, INC.

By:	/s/ Robert W. Boswell
Name:	Robert W. Boswell
Title:	Vice President

MIZUHO CORPORATE BANK, LIMITED

By:	/s/ Bertram H. Tang
Name:	Bertram H. Tang
Title:	Vice President and Team Leader

EXHIBIT C

Exhibit C